Exhibit 99.1

GLOBAL PARTNERS LP

Contacts:

Thomas J. Hollister	Edward J. Faneuil
Chief Operating Officer and	Executive Vice President,
Chief Financial Officer	General Counsel and Secretary
Global Partners LP	Global Partners LP
(781) 894-8800	(781) 894-8800

Global Partners Completes Acquisition of Albany and Newburgh, New York
and Burlington, Vermont Terminals from ExxonMobil

Waltham, Mass., May 10, 2007 – Global Partners LP (NYSE: GLP), one of the Northeast’s largest wholesale distributors of gasoline, distillates and residual oil to wholesalers, retailers and commercial customers, today announced that it has completed the previously announced acquisition of three contiguous refined products terminals in Albany and Newburgh, New York and Burlington, Vermont from ExxonMobil Oil Corporation for cash consideration of $101.5 million.  The terminals have a combined active storage capacity of 1.3 million barrels, increasing Global’s total storage capacity by 19% to 8.1 million barrels.  ExxonMobil has entered into throughput contracts for five years with Global to use each of the terminals.

Global financed the acquisition through an expansion of its existing credit facility, a $50 million private placement of Class B units to Kayne Anderson MLP Investment Company and funds managed by Tortoise Capital Advisors, LLC and Fiduciary Asset Management, LLC, and proceeds of approximately $15 million from the sale of its shares of NYMEX Holdings and related NYMEX seats.

“These high-quality strategic assets complement our current terminal network and further advance Global’s leadership position in the Northeast,” said President and Chief Executive Officer Eric Slifka.  “Their location and product mix expand Global’s opportunities to generate robust returns by focusing on our core operating strengths: supply, throughput and marketing.  We expect the acquisition to be slightly accretive to our unitholders in the first full year of operation, with improving returns thereafter as the full potential of these assets is further realized.”

The properties acquired by Global from ExxonMobil are the:

•    Albany, New York terminal, which has active storage capacity of 738,000 barrels and is supplied by ship, barge and rail.  The facility also has 683,000 barrels of storage capacity with respect to which Global will seek permits to bring back into service.  Products distributed from this terminal include gasoline, ultra-low sulfur diesel, heating oil and ultra-low sulfur kerosene.

The facility includes a petroleum contact water treatment plant and real estate expansion opportunities.

•    Newburgh, New York terminal, which has 403,000 barrels of active storage capacity for products including gasoline, ultra-low sulfur diesel, heating oil and ethanol, and is supplied by barge and truck.

•    Burlington, Vermont terminal, which has active storage capacity of 153,000 barrels and is supplied by rail.  In addition, Global expects to bring several idle tanks totaling approximately 93,000 barrels back into service.  Products distributed from this terminal include gasoline, ultra-low sulfur diesel, heating oil and ultra-low sulfur kerosene.

About Global Partners LP

Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast.  The partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the Northeast.  Global Partners LP trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, please visit www.globalp.com.

Safe Harbor Statement

This news release contains certain “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including “will,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue” or other similar words.  Such statements may discuss business prospects, goals, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP’s ability to make distributions to unitholders. These statements are not guarantees of performance.  Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release.  For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP’s Annual Report on Form 10-K  for the year ended December 31, 2006.  All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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